UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TEGNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Reminder: Employee Stockholder Voting Instructions

Dear Colleagues,

As a TEGNA employee and stockholder, it is important that you take action to vote your shares before next week’s deadlines.

You should have received a USPS priority mail package from TEGNA that includes a “GOLD Voting Instruction Form” for your TEGNA 401(k) Savings Plan administered by Vanguard. You should have also very recently received (or will very shortly receive) a letter from TEGNA dated April 15, 2021 and another GOLD Voting Instruction Form. Please view the attached instructions to vote either GOLD Voting Instruction Form via telephone or electronically. The voting deadline for TEGNA 401(k) Savings Plan holders is May 4 at 11:59 p.m. Eastern Time.

Additionally, if you hold TEGNA shares through Merrill Lynch as an employee stockholder, attached are steps you can take today to vote your GOLD Voting Instruction Form by telephone, Internet or by visiting benefits.ml.com. You may receive multiple copies of the GOLD Voting Instruction Form, even if you have already voted. Please make sure that you have voted all your accounts. If you are not certain, there is no harm in voting more than once on the GOLD proxy card. Only your latest vote will count. The voting deadline for Merrill Lynch holders is May 6 at 11:59 p.m. Eastern Time.

Please vote with respect to every account that you hold.

**Please Note**

We would appreciate your voting in advance of the 2021 Annual Meeting of Shareholders. After you vote, if you also want to attend the Annual Meeting, you must pre-register by 5:00 p.m. Eastern Time on May 6, 2021. To pre-register, you will need the control number located on the hard-copy Voting Instruction Form and will also need to upload a photo or scan of your GOLD Voting Instruction Form that includes your control number.

Thank you in advance for voting—we appreciate your support.

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders are also able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the Company’s website, https://www.tegna.com.